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                                                                                                        EXHIBIT 12

                                                    MERRILL LYNCH PREFERRED CAPITAL TRUST III
                                                     MERRILL LYNCH PREFERRED FUNDING III, L.P.
                                                       COMPUTATION OF RATIOS OF EARNINGS TO
                                         COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                              (dollars in thousands)


                                        FOR THE THREE MONTHS ENDED                 FOR THE THREE MONTHS ENDED
                                              JUNE 25, 1999                              JUNE 26, 1998
                                   ------------------------------------       -------------------------------------
                                     Merrill Lynch     Merrill Lynch            Merrill Lynch       Merrill Lynch
                                       Preferred         Preferred                Preferred           Preferred
                                   Capital Trust III  Funding III, L.P.       Capital Trust III   Funding III, L.P.
                                   -----------------  -----------------       -----------------   -----------------
Earnings                             $    13,531         $    15,864            $   13,531          $    15,877
                                     ===========         ===========            ==========           ==========


Fixed charges                        $      -            $       -              $      -            $      -

Preferred securities distribution
  requirements                            13,125              13,531                13,125               13,531
                                     -----------         -----------            ----------          -----------

Total combined fixed charges and
  preferred securities distributions $    13,125         $    13,531            $   13,125          $    13,531
                                     ===========         ===========            ==========          ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                  1.03                1.17                  1.03                 1.17

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                                        FOR THE SIX MONTHS ENDED               FOR THE PERIOD JANUARY 16, 1998
                                              JUNE 25, 1999                             TO JUNE 26, 1998
                                   ------------------------------------      -------------------------------------
                                     Merrill Lynch     Merrill Lynch           Merrill Lynch       Merrill Lynch
                                       Preferred         Preferred               Preferred           Preferred
                                   Capital Trust III  Funding III, L.P.      Capital Trust III   Funding III, L.P.
                                   -----------------  -----------------      -----------------   -----------------
Earnings                             $    27,062         $    31,725            $   24,665           $   28,928
                                     ===========         ===========            ==========           ==========


Fixed charges                        $      -            $       -              $      -             $      -

Preferred securities distribution
  requirements                            26,250              27,062                23,925               24,665
                                     -----------         -----------            ----------           ----------

Total combined fixed charges and
  preferred securities distributions $    26,250         $    27,062            $   23,925           $   24,665
                                     ===========         ===========            ==========           ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                  1.03                1.17                  1.03                 1.17
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